Exhibit 99.1

Med Diversifed, Inc.

Case No. 02-88564

Reporting Period:  July 31, 2004

Schedule of Cash Receipts and Disbursements

	Payroll -	Payroll - Bank of	Current Month	Cumulative
Item (in 000’s)	Comerica 6376	America	Actual	Actual

Cash Balance Beginning	$0	$55,923	$55,924	$561,824

Recepits
Cash sales			$—	$—
Accounts Receivable			$—	$—
Loans and Advances			$—	$—
Sale of Assets			$—	$—
Other - Cash Transfers from Related Companies	$94,513	$—	$94,513	$2,137,862
Total Receipts	$94,513	$—	$94,513	$2,137,862

Disbursements
Net Payroll	$(89,514)		$(89,514)	$(2,075,984)
Payroll Taxes			$—	$—
Sales, Use and Other Taxes			$—	$—
Inventory Purchases			$—	$—
Rents and Lease Payments			$—	$—
Insurance			$—	$—
Administrative & Selling			$—	$(1,037)
Breakout for CDSI Case File #02-88565			$—	$(560,724)
Other - Cash Transfers from Related Companies			$—	$—
Bank Charges		$(90)	$(90)	$(1,107)
U.S. Trustee Fees			$—	$—
Court Costs			$—	$—
Total Disbursements	$(89,514)	$(90)	$(89,604)	$(2,638,853)

Net Cash Flow	$5,000	$(90)	$4,910	$(500,990)

Cash End of Month	$5,000	$55,833	$60,832	$60,832

Med Diversified, Inc.

Case #02-88564

STATEMENT OF INCOME

(Post-Petition)

	For The One Month Ended July 31, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$—	$—

Net Revenues	—	—

Operating Expenses:
Cost of Services	—	—

Gross Margin	—	—

General and administrative expenses:
Personnel costs	149,032	3,844,979
Occupancy costs	20,671	457,028
Bad debt expense		—
Other	101,918	399,275

Total General and Administrative Expenses	271,621	4,701,282

Loss from Operations	(271,621)	(4,701,282)

Other Expenses (Income):
Interest expense	317,897	6,602,414
Depreciation and amortization	8,544	229,992
Other (income) expense	(282,108)	81,606

Other Expenses - Net	44,333	6,914,012

Loss before Reorganization Items	(315,954)	(11,615,294)

Reorganization Items:
Professional fees	298,942	5,060,106
Other	(39,772)	856,760

Reorganization Expenses - Net	259,170	5,916,866

Loss Before Income Tax Provision	(575,124)	(17,532,160)

Income Tax Provision	—	—

Net Loss	$(575,124)	$(17,532,160)

Med Diversified, Inc.

Case No. 02-88564

July 31, 2004

Balance Sheet

	Book Value @ Current	Book Value @ Petition Date
Assets

Current Assets

Unrestricted Cash and Equivalents	$60,832	$52,528
Due from Subsidiaries/Related Parties	(11,581,040)	541,051
Prepaid Expenses and Other Current Assets	185,081	781,410
Total Current Assets	(11,335,127)	1,374,989

Property, Plant and Equipment-Net

Total Property, Plant and Equipment-Net	68,911	282,089

Other Assets

Goodwill (net)	—	85,938,126
Restricted Cash	—	509,296
Investments	101,958,021	24,201,828
Other Intangibles	—	4,206,543
Deposits	13,200	385,942
Total Other Assets	101,971,221	115,241,735

Total Assets	$90,705,005	$116,898,813

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$3,843,261	$283
Accrued Payroll and Benefit Costs	223,810	31,741
Accrued Other and Other Liabilities	565,265
Total Post-Petition Liabilities	4,632,336	32,024

Liabilities Under Compromise
Unsecured Debt	13,160,333	18,670,348
Secured Debt	54,496,589	57,300,000
Accounts Payable	5,452,361	6,372,077
Accrued Payroll and Benefit Costs	1,314,303	3,198,544
Accrued Other	24,862,386	21,603,449
Related Party Debt/Liability	29,457,537	36,442,840
Total Pre-Petition Liabilities	128,743,509	143,587,258

Total Liabilities	133,375,845	143,619,282

Equity
Common stock	148,666	148,666
Additional Paid in Capital	427,047,153	426,839,095
Common Stock Options	377,250	528,150
Deferred Compensation	—	(125,750)
Treasury Stock	(1,366,047)	(1,366,047)
Stock Subscriptions	(4,400,000)	(4,400,000)
Translation Loss	63,665	63,665
Accumulated Deficit	(464,541,527)	(448,408,248)
Total Equity	(42,670,840)	(26,720,469)

Total Liabilities & Equity	$90,705,005	$116,898,813

Med Diversified, Inc.

Case No. 02-88564

July 31, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(344,749)	$(241,134)	$(290,416)	$(2,870,621)	$(3,746,920)
Accrued AP	(96,341)	—	—	—	(96,341)
Accrued Salaries	(60,263)	—	—	—	(60,263)
Accrued Incentive Comp	—	—	—	—	—
Accrued PTO	(158,547)	—	—	—	(158,547)
Accrued Expenses	(122,820)	—	—	—	(122,820)
Accrued Fringe Benefits	—	—	—	—	—
Accrued Payroll Taxes	(5,000)				(5,000)
Leases - Equipment	—	—	—	—	—
Secured Debt/Adequate Protection Pmts	—	—	—	—	—
Professional Fees	(442,445)	—	—	—	(442,445)
Payments due to Insiders	—	—	—	—	—
					—
Total Post Petition Debts	$(1,230,165)	$(241,134)	$(290,416)	$(2,870,621)	$(4,632,336)

1) Post Petition Accounts Payable to be paid in subsequent check runs in future months based on AP vendor terms and BK court ageeements.  As of July 31, 2004 included in AP is approximately $3.6 million of invoiced Bankruptcy and General Professional Fees.

2) Post Petition Salaries were paid in August in accordance with established payroll cycle.

3) Post Petition Paid Time Off will be paid in future payrolls based on elected and approved PTO taken by active employees.

4) Accrued Expense primarily represents printing accrual and accrual for board fees.

5) Accrued payroll taxes represents estimated Employer taxes on accrued payroll to be paid in August

6) Professional fees represent unbilled fee accrual for BK professional services, general legal and audit fees